                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ADTRAN, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]



                           NOTICE OF ANNUAL MEETING


                                      AND


                                PROXY STATEMENT

                           [ADTRAN, INC. LETTERHEAD]



                                 March 8, 2000



Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at the Company's headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Friday, April 21, 2000, at 10:30 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on the operations of the Company during the past year and our plans for the future. Directors and officers of the Company, as well as representatives from the Company's independent accountants, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

     Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

                              Sincerely,


                              /s/ Mark C. Smith
                              ---------------------------
                              MARK C. SMITH
                              Chairman of the Board
                              and Chief Executive Officer

                                 ADTRAN, Inc.
                            901 Explorer Boulevard
                           Huntsville, Alabama 35806


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 21, 2000


     NOTICE HEREBY IS GIVEN that the 2000 Annual Meeting of Stockholders of ADTRAN, Inc. (the "Company") will be held at the Company's headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Friday, April 21, 2000, at 10:30 a.m., local time, for the purposes of considering and voting upon:

     1. A proposal to elect seven directors to serve until the 2001 Annual Meeting of Stockholders;

     2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000;

     3. A proposal to approve an amendment to the Company's 1996 Employees Incentive Stock Option Plan which increases the aggregate number of shares of Common Stock authorized for issuance under the plan from 2,488,100 to 5,488,100; and

     4. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 1, 2000 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                    By Order of the Board of Directors.


                                    /s/ Mark C. Smith
                                    -----------------------------------
                                    MARK C. SMITH
                                    Chairman of the Board
                                    and Chief Executive Officer
Huntsville, Alabama
March 8, 2000

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                                 ADTRAN, Inc.
                            901 Explorer Boulevard
                           Huntsville, Alabama 35806

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 21, 2000


     This Proxy Statement is furnished to the stockholders of ADTRAN, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2000 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on Friday, April 21, 2000, at 10:30 a.m., local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 8, 2000.


                                    VOTING

General

     The securities that can be voted at the Annual Meeting consist of common stock of the Company, $.01 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is March 1, 2000. On the record date, 39,445,813 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.
As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

     In voting with regard to the proposal to ratify the directors' appointment of independent accountants (Proposal 2), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against the proposal.

     In voting with regard to the proposal to ratify an increase in the aggregate number of shares of Common Stock of the Company authorized for issuance under the 1996 Employees Incentive Stock Option Plan from 2,488,100 to 5,488,100 of Common Stock of the Company (Proposal 3), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against the proposal.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Although "broker non-votes" will be considered in determining whether a quorum exists at the Annual Meeting, "broker non-votes" will not be considered as votes cast in determining the outcome of any proposal. The Company believes that each of the three proposals to be considered at the Annual Meeting is discretionary.

     As of March 1, 2000 (the record date for the Annual Meeting), the directors and executive officers of the Company beneficially owned or controlled approximately 18,204,443 shares of Common Stock of the Company, constituting approximately 46.2% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of each of the three proposals and, therefore, that the presence of a quorum and the approval of the proposals is reasonably assured.

Proxies

     Stockholders should specify their choices with regard to each of the three proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of all director nominees, "FOR" the ratification of the appointment of independent accountants and "FOR" an increase in the aggregate number of shares of Common Stock authorized for issuance under the 1996 Employees Incentive Stock Option Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to Charlene Little, Assistant Secretary of the Company, at 901 Explorer Boulevard, Huntsville,

Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery), by executing and delivering to Ms. Little a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, as followed by the Nasdaq National Market, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges, as employed by the beneficial owner's brokerage firm.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

Share Ownership of Principal Stockholders and Management

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1999, (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons. The Company believes that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

                                                                              Common Stock
                                                                          Beneficially Owned(1)
                                                                   -----------------------------------
           Name and                                                     Number              Percent
     Relationship to Company                                          of Shares             of Class
     -----------------------                                       -------------            ---------
     Mark C. Smith (2)
      Chairman of the Board, Chief Executive
      Officer and Principal Stockholder...............               12,498,800                31.7%
     Lonnie S. McMillian (2)
      Senior Vice President, Secretary,
      Director and Principal Stockholder..............                5,383,972 (3)            13.6%
     James L. North
      Director........................................                  143,000 (1)                *
     Howard A. Thrailkill
      President, Chief Operating Officer
      and Director....................................                   95,000 (1)                *
     Roy J. Nichols
      Director........................................                   24,000 (1)(3)             *
     William L. Marks
      Director........................................                   14,364 (1)                *
     W. Frank Blount
      Director........................................                        0                    *
     Steven L. Harvey
      Vice President  - Competitive
      Service Provider Sales..........................                   35,000 (1)                *
     Robert A. Fredrickson
      Vice President  - CN Sales......................                   30,374 (1)                *
     Thomas R. Stanton
      Vice President and General Manager, CN..........                   28,186 (1)                *
     All directors and executive officers as a group
      (15 persons)....................................               18,427,866 (1)(3)         46.7%

___________________
* Represents less than one percent of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (the "SEC") regulations and includes shares of Common Stock of the Company that may be issued upon the exercise of stock options that are exercisable within 60 days of December 31, 1999 as follows: Mr. North - 11,000 shares; Mr. Thrailkill - 75,000 shares; Mr. Nichols - 11,000 shares; Mr. Marks - 14,000 shares; Mr. Harvey - 35,000 shares; Mr. Fredrickson - 30,374 shares; Mr. Stanton - 27,786 shares; and all directors and executive officers as a group -358,018 shares. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing "Percent of Class" held by the holder thereof but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other stockholder of the Company.

(2) The address of Messrs. Smith and McMillian is 901 Explorer Boulevard, Huntsville, Alabama 35806.

(3) The shares shown include: as to Mr. McMillian, 1,670,634 shares held by trusts for which Mr. McMillian is the trustee, 123,299 shares owned by his wife and 65,000 shares owned by a private foundation (as to which beneficial ownership is disclaimed); as to John R. Cooper (Vice President of Finance, Treasurer and Chief Financial Officer), 500 shares owned by his wife and 900 shares owned by his stepfather (as to which beneficial ownership is disclaimed); as to Mr. Nichols, 10,000 shares held in a charitable remainder trust; as to M. Melvin Bruce, Jr. (Vice President-CN Engineering), 200 shares owned jointly with his daughters; and as to all directors and executive officers as a group, 124,699 shares owned by spouses and other immediate family members (as to which beneficial ownership of 900 shares is disclaimed) as well as 1,670,634 shares held by trusts for which Mr. McMillian is a trustee.


                      PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     The Board of Directors has set the authorized number of directors of the Company at seven and has nominated Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, W. Frank Blount, William L. Marks, Roy J. Nichols and James L. North for re-election as directors at the 2000 Annual Meeting. Each of the nominees is currently a director of the Company. In April 1999, pursuant to the Bylaws of the Company, the Board of Directors elected W. Frank Blount to fill the vacancy on the Board that existed following the 1999 Annual Meeting. If re-elected as a director at the Annual Meeting, each of the nominees would serve a one year term expiring at the 2001 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. There are no family relationships among the directors or the executive officers.

     Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

     The Board of Directors unanimously recommends that the stockholders vote "FOR" the proposal to re-elect Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, W. Frank Blount, William L. Marks, Roy J. Nichols and James L. North as directors for a one year term expiring at the 2001 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Information Regarding Nominees for Director

     Set forth below is certain information as of December 31, 1999, regarding the seven nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

     MARK C. SMITH is one of the co-founders of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since it commenced operations in January 1986. He also served as President of the Company from 1986 until November 1995. Mr. Smith is 59.

     LONNIE S. MCMILLIAN is one of the co-founders of the Company and currently serves as Senior Vice President, Secretary and a director of the Company. Mr. McMillian served as Vice President - Engineering of the Company from January 1986 until August 1996 and as Treasurer of the Company from January 1986 to January 1997. Mr. McMillian has served as Secretary and a director of the Company since January 1986. Mr. McMillian is 71.

     HOWARD A. THRAILKILL joined the Company in 1992 as Executive Vice President and Chief Operating Officer. In November 1995, Mr. Thrailkill was elected President of the Company. Mr. Thrailkill has served as a director of the Company since October 1995. Mr. Thrailkill is 61.

     W. FRANK BLOUNT served as Chief Executive Officer and as a director of Telstra Corporation, LTD, Australia's principal telecommunications company, from January 1992 until March 1999. Prior to joining Telstra, he served in various executive positions for AT&T Corp., including Group President from 1988 to 1991. He currently serves as a director of Caterpillar, Inc., Entergy Corp., National Australia Bank, BHP, Inc., Techniche, Inc., Pioneer International Ltd. and Alcatel, Inc. Mr. Blount has served as a director of the Company since April 1999. Mr. Blount is 61.

     WILLIAM L. MARKS has served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, since 1990, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks has served as a director of the Company since 1993. Mr. Marks is 56.

     ROY J. NICHOLS has served as Vice Chairman of the Board and Chief Technical Officer of Nichols Research Corporation (a defense and information systems company) since 1991. Mr. Nichols also serves as Vice Chairman of the Board on ennoVerity.com, Inc. Mr. Nichols has served as a director of the Company since 1994. Mr. Nichols is 61.

     JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to the Company since the incorporation of the Company in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North has served as a director of the Company since 1993. Mr. North is 63.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Stock Option Plan Committee. During the fiscal year ended December 31, 1999, the Board of Directors held four meetings, the Audit Committee held one meeting, the Stock Option Plan Committee held two meetings and the Compensation Committee held one meeting. Attendance at meetings of the Board and its committees as a whole averaged 95%. No director attended less than 75% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member.

     The Audit Committee makes recommendations to the Board concerning the appointment of the Company's independent accountants; reviews with such accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountants' audit and non-audit fees. The Audit Committee is composed of William L. Marks and Roy J. Nichols.

     The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and Chief Executive Officer and reviewing his recommendations regarding the compensation of the Company's other executive officers. The Compensation Committee is composed of William L. Marks, Roy J. Nichols and James L. North.

     The Stock Option Plan Committee is responsible for administering the Company's 1996 Employees Incentive Stock Option Plan. The Stock Option Plan Committee is composed of William L. Marks and Roy J. Nichols.

     The Board of Directors as a whole functions as the nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider stockholders' nominees for election as directors at the Company's 2001 Annual Meeting of Stockholders if submitted to the Company on or before November 8, 2000. See "Stockholder Proposals for 2001 Annual Meeting" below.

Director Compensation

     Non-employee directors of the Company are paid an annual fee of $10,000, plus $1,000 for each Board or committee meeting attended in person and $500 for attendance at each Board or committee meeting conducted by telephone. Directors who are employees of the Company receive no directors' fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.


                            EXECUTIVE COMPENSATION

Compensation Summary

     The following table sets forth, for the fiscal years ended December 31, 1999, 1998 and 1997, the total compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 1999 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, the other executive officers of the Company, see "Board of Directors' Report on Executive Compensation" below.

                     Table 1:  Summary Compensation Table

                                                                                                  Long Term
                                                                                                  ---------
                                                         Annual Compensation                      Compensation
                                                         -------------------                      ------------

                                                                                 All Other      Securities Under-
Name and Principal Position              Year       Salary (1)    Bonus (2)   Compensation(3)   Lying Options(#)
---------------------------              ----       ----------    ---------   ---------------   ----------------
Mark C. Smith                            1999        $278,252     $287,819        $ 4,000               -0-
   Chairman of the Board and             1998         265,000        -0-            4,000               -0-
   Chief Executive Officer               1997         243,900        -0-            4,750               -0-

Howard A. Thrailkill                     1999         273,000      284,275          4,000              75,000
 President and Chief Operating           1998         260,000        -0-            4,000              75,000
 Officer                                 1997         234,179        -0-            3,977              75,000

Robert A. Fredrickson                    1999         159,588      279,015          4,000              45,000
 Vice President - CN Sales               1998         152,000      182,731          4,000              40,000
                                         1997         129,808      105,434          6,104              45,000

Steven L. Harvey                         1999         159,588      221,244          4,000              45,000
 Vice President - Competitive            1998         152,000      262,561          4,000              40,000
 Service Provider Sales                  1997         129,808      113,374         43,468              45,000

Thomas R. Stanton                        1999         210,002      126,000          4,000              50,000
 Vice President and General              1998         200,000       80,000          4,000              50,000
 Manager, CN                             1997         159,231        -0-            3,963              35,000

____________________

(1) Includes amounts deferred at the election of the executive officers pursuant to the Company's Section 401(k) retirement plan.
(2) Includes amounts paid pursuant to Officer Bonus Plan and earned as commissions on sales.
(3) Represents Company contributions to the executive officers' Section 401(k) retirement plan accounts and moving expenses related to commencing employment for Mr. Harvey, Mr. Fredrickson and Mr. Stanton.

Option Grants

    The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 1999. Included in such information, in accordance with the rules and regulations of the Securities and Exchange Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

                  Table 2: Option Grants in Last Fiscal Year

                                                                                                  Potential Realization
                                        Individual Grants                                            Value at Assumed
--------------------------------------------------------------------------------------------
                                                                                                      Annual Rates of
                                                                                                        Stock Price
                                 Number of         % of Total                                        Appreciation for
                                Securities          Options                                             Option Term
                                                                                                 --------------------------
                                Underlying         Granted to     Exercise or
                                 Options          Employees in    Base Price      Expiration
       Name                     Granted (#)        Fiscal Year    ($/Sh) (2)       Date (3)        5%($)          10%($)
------------------------        -----------       -------------   -----------     ----------       -----          ------
Mark C. Smith                         -0-                -                -                -              -              -

Howard A. Thrailkill              75,000(1)            6.6%         $36.063       07/15/2009     $1,700,987     $4,310,635

Robert A. Fredrickson              5,000(4)            0.4           19.438       01/04/2009         61,122        154,895
                                  40,000(1)            3.5           36.063       07/15/2009        907,193      2,299,005

Steven L. Harvey                   5,000(4)            0.4           19.438       01/04/2009         61,122        154,895
                                  40,000(1)            3.5           36.063       07/15/2009        907,193      2,299,005

Thomas R. Stanton                 50,000(1)            4.4           36.063       07/15/2009      1,133,991      2,873,756

______________

(1) The indicated number of options were granted to the named executive officers on July 15, 1999 pursuant to the 1996 Employees Incentive Stock Option Plan. Options for 20% of the shares vest on each anniversary of the date of grant until fully vested. The options issued on July 15, 1999 will not become exercisable unless the stockholders approve the amendment to the 1996 Employees Incentive Stock Option Plan described below under Proposal 3 of this Proxy Statement.
(2) The exercise price of an option may be paid in cash, by delivery of already owned shares of Common Stock of the Company, by instructing the Company to retain shares of Common Stock upon exercise or by a combination of the above, subject to certain conditions.
(3) The options were granted for a term of 10 years, subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company.
(4) The indicated number of options were granted to Mr. Fredrickson and Mr. Harvey on January 4, 1999 pursuant to the 1996 Employees Incentive Stock Option Plan. Options for 20% of the shares vest on each anniversary of the date of grant until fully vested.

Options

     The following table sets forth option exercises by the named executive officers during the fiscal year ended December 31, 1999, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 1999 and (ii) the respective value for "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1999.


           Table 3: Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                 Number of Securities
                                                                Underlying Unexercised         Value Of The Unexercised
                                                                  Options at Fiscal            In-the-money Options At
                                                                      Year-end(#)                 Fiscal Year-end($)
                                                              ----------------------------  ----------------------------
                                  Shares
                                 Acquired         Value
         Name                 on Exercise(#)    Realized($)   Exercisable   Unexercisable   Exercisable    Unexercisable
         ----                 --------------    -----------   -----------   -------------   -----------    -------------
Mark C. Smith                      -0-             $ -0-         -0-            -0-        $   -0-        $     -0-

Howard A. Thrailkill               -0-               -0-        75,000        180,000       2,701,867        4,133,370

Robert A. Fredrickson              -0-               -0-        28,374        106,626         701,118        2,440,714

Steven L. Harvey                   -0-               -0-        34,000        101,000         701,746        2,364,461

Thomas R. Stanton                  -0-               -0-        27,786        112,214         653,717        2,520,357

Board of Directors' Report on Executive Compensation

     This Report on Executive Compensation of the Board of Directors of the Company discusses the methods that were used to establish executive compensation for the fiscal year ended December 31, 1999. The report specifically reviews the methods employed in setting the compensation of the Company's Chairman of the Board and Chief Executive Officer (the "Chief Executive Officer") and generally with respect to all executive officers.

     For 1999, the compensation of the Chief Executive Officer was established by the Board of Directors without any reference to quantitative measures of individual or Company performance but based instead solely on the Board's subjective evaluation of the performance of the Chief Executive Officer and the Company.

     The compensation paid to the Company's other executive officers for 1999 was established by the Chief Executive Officer in his discretion and was recommended by him to the Board of Directors for approval. Similar to the establishment of the Chief Executive Officer's compensation by the Board of Directors, the Chief Executive Officer based the compensation levels of the other executive officers not on any quantitative measures of individual or Company performance but upon his subjective evaluation of the performance of the individual executive officers and the Company. The Board of Directors approved the recommendations of the Chief Executive Officer with regard to the 1999 compensation of each of the other executive officers of the Company.

   In 1997, the Board of Directors established a bonus incentive compensation program (the "Bonus Program") for certain executive officers of the Company. Bonuses granted under the Bonus Program are determined by a formula based on (i) targeted increases in per share after tax earnings of the Company from the end of a fiscal year to the end of the following fiscal year and (ii) achievement of specified operational targets on a divisional level such as unit volume targets and revenue targets. In addition, from time to time, the Chief Executive Officer has granted additional bonuses to executive officers based upon his assessment of their individual performance; however, no individual performance bonuses were granted in 1999.

Limitations on the Deductibility of Executive Compensation

   Pursuant to the Omnibus Budget Reconciliation Act of 1993, certain non-performance-based compensation in excess of $1,000,000 to executives of public companies is no longer deductible to these companies. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 compensation threshold. In this regard, the Compensation Committee must determine whether any actions with respect to this new limit should be taken by the Company. The Company's executive compensation for 1999 did not exceed the legal limitations. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

Compensation Committee:  Williams L. Marks, Roy J. Nichols and James L. North.

Compensation Committee Interlocks and Insider Participation

   James L. North, a partner in the law firm of James L. North & Associates, is a director of the Company and as of December 31, 1999, beneficially owned 143,000 shares of the Common Stock of the Company. James L. North & Associates provided legal services to the Company during 1999. All bills for services rendered by James L. North & Associates are reviewed and approved by the Company's Vice President - Finance and Chief Financial Officer. Management believes that the fees for such services are comparable to those charged by other firms for services rendered to the Company.

                            STOCK PERFORMANCE GRAPH

   The Company's Common Stock began trading on the Nasdaq National Market on August 9, 1994. The price information reflected for the Company's Common Stock in the following performance graph and accompanying table represents the closing sales prices of the Common Stock for the period from December 31, 1994 through December 31, 1999 on an annual basis. The graph and the accompanying table compare the cumulative total stockholders' return on the Company's Common Stock with the Nasdaq Telecommunications Index and the Nasdaq US Index. The calculations in the following graph and table assume that $100 was invested on December 31, 1994 in each of the Company's Common Stock, the Nasdaq Telecommunications Index and the Nasdaq US Index and also assume dividend reinvestment. The closing sale price of the Common Stock on the Nasdaq National Market was $73.375 per share on March 1, 2000.

                     Comparison of Cumulative Total Return
    Among the Company, Nasdaq Telecommunications Index and Nasdaq US Index


                             [GRAPH APPEARS HERE]


=======================================================================================
                          12/31/94  12/31/95  12/31/96  12/31/97  12/31/98   12/31/99
=======================================================================================
ADTRAN, Inc.                 $100     $237      $181      $120      $ 80       $225
=======================================================================================
NASDAQ Telecommunications    $100     $131      $134      $196      $322       $561
Index
=======================================================================================
NASDAQ US Index              $100     $141      $174      $213      $300       $542
=======================================================================================

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the Securities and Exchange Commission thereunder require the Company's directors, officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it, the Company believes that during the fiscal year ended December 31, 1999, its directors, officers and owners of more than 10% of its Common Stock complied with all applicable filing requirements.


     PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 2000, and has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as independent accountants of the Company since 1986 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP the Board of Directors will reconsider the appointment.

    Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

    The Board of Directors unanimously recommends that the stockholders vote "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company.

              PROPOSAL 3 - RATIFICATION OF PROPOSAL TO AMEND THE
                  1996 EMPLOYEES INCENTIVE STOCK OPTION PLAN

Introduction

    The Company's 1996 Employees Incentive Stock Option Plan (the "1996 Stock Option Plan") currently permits Incentive Stock Options and Non-Qualified Stock Options to purchase up to an aggregate of 2,488,100 shares of common stock of the Company, subject to adjustment in the event of a recapitalization, merger, stock split or any other change in the corporate structure or shares of stock of the Company, to be granted to key employees (including officers and directors who are also employees) of the Company. The following description of the 1996 Stock Option Plan is qualified in its entirety by reference to the applicable provisions of the 1996 Stock Option Plan and agreements related to the 1996 Stock Option Plan.

Proposed Amendment

    The Board of Directors of the Company has approved, and recommends that the stockholders of the Company approve, an amendment to the 1996 Stock Option Plan to increase the number of shares authorized for issuance under the 1996 Stock Option Plan from 2,488,100 shares to 5,488,100 shares.

Stock Subject to Options

    The stock subject to the options is the Company's authorized but unissued or reacquired Common Stock. On March 1, 2000, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on that day was $73.375 per share. The unexercised portion of shares of Common Stock allocable to expired or terminated options granted under the Plan may again become subject to options under the Plan.

Types of Awards

    Incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") may be granted under the 1996 Stock Option Plan (together, "Options").

Administration

    The 1996 Stock Option Plan is administered by the Stock Option Plan Committee (the "Committee"), consisting of two or more individuals appointed by the Board of Directors of the Company from among its members. The members of the Committee cannot participate in the 1996 Stock Option Plan and must be "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board from time to time may remove members from, or add members to, the Committee, and shall fill all vacancies on the Committee.

    The Committee has authority (i) to determine the individuals to whom Options will be granted from among those individuals who are eligible, as well as the terms of Options and the number of shares of Common Stock reserved in connection with such Options, (ii) to determine whether an Option will constitute an ISO intended to qualify under Section 422 of the Code or a NQSO not intended to qualify under Section 422 and (iii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the 1996 Stock Option Plan.

Eligibility and Grants of Options

    Under the terms of the 1996 Stock Option Plan, all employees of the Company (and any parent or subsidiary corporations), including such employees who are also members of the Board (or of the board of directors of a parent or subsidiary corporation) are eligible for consideration for the granting of Options by the Committee. As of December 31, 1999, there were approximately 1,297 employees of the Company and its subsidiaries, all of whom are eligible to participate in the 1996 Stock Option Plan. The Company has no definitive plans to grant stock options to any particular employee at this time.

Shares Available

    The stock subject to the Options and other provisions of the 1996 Stock Option Plan is the authorized but unissued or reacquired shares of Common Stock of the Company. Subject to adjustment in accordance with the terms of the 1996 Stock Option Plan, up to 2,488,100 shares of Common Stock, in the aggregate, may be granted or purchased under the 1996 Stock Option Plan, and the unexercised portion of shares of Common Stock allocable to expired or terminated Options may again become subject to Options under the 1996 Stock Option Plan. On July 15, 1999, the Company granted 612,000 options under the 1996 Stock Option Plan to certain eligible employees, with the exercise of such options being contingent upon the approval by the stockholders of the Company of the increase in the number of shares authorized for issuance under the 1996 Stock Option Plan as described in this Proposal 3.

Options Granted

    As of December 31, 1999, the Company has granted options under the 1996 Stock Option Plan to the named executive officers in the following amounts: Mr. Smith - 0; Mr. Thrailkill - 315,000; Mr. Fredrickson - 135,000; Mr. Harvey - 135,000; and Mr. Stanton - 140,000. Mr. Thrailkill is also the only director who has been granted options under the 1996 Stock Option Plan and the only individual who has been granted more than 5% of the total options granted under the 1996 Stock Option Plan. As of December 31, 1999, the current executive officers, as a group, have been granted a total of 1,341,000 options under the 1996 Stock Option Plan, and all other employees have been granted a total of 1,864,925 options. Of the options granted under the 1996 Stock Option Plan, the exercise of 612,000 options granted on July 15, 1999 is contingent upon the approval by the stockholders of the increase in the number of shares authorized for issuance as described in this Proposal 3.

Terms of Options

    Option Price. The purchase price of the Common Stock underlying each Option granted under the 1996 Stock Option Plan will be the fair market value of the Common Stock on the date the option is granted, unless otherwise determined by the Committee. However, the option price for ISOs may not be less than 100% (110% for options granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the ISO is granted.

    Vesting. Options granted under the 1996 Stock Option Plan will become exercisable (i.e., vested) as of the first anniversary of the grant date, unless otherwise provided by the Committee pursuant to a schedule established at the time the Options are granted; provided, if the optionee ceases to be an employee of the Company, the optionee's rights with regard to all non-vested Options cease immediately. Notwithstanding the vesting schedule established by the Committee, all non-vested Options previously granted to an optionee immediately vest upon the optionee's becoming "Disabled" (as defined in the 1996 Stock Option Plan), or upon his or her death or upon a "Change of Control" of the Company (as defined in the 1996 Stock Option Plan). See "Change of Control" below.

    Term of Options. The term of any Option will be determined by the Committee in accordance with the 1996 Stock Option Plan, but the term may not exceed 10 years from the date of grant (or 5 years in the case of ISOs granted to optionees who own more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation). No Option may be granted under the 1996 Stock Option Plan after February 14, 2006.

    Termination of Employment. Vested Options must be exercised within the earlier of: (i) three months after an employee optionee ceases to be in the employ of the Company or any parent or subsidiary for any reason other than death, disability or for "cause" (as defined in the 1996 Stock Option Plan), unless the employee dies within this three month period; (ii) the expiration date of the option; (iii) immediately upon the removal of the employee for "cause"; (iv) one year after termination of employment with the Company or any parent or subsidiary because of disability, unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while in the employ of the Company or any parent or subsidiary, (b) within three months after termination of employment with the Company or any parent or subsidiary for a reason other than for "cause," or (c) within one year after employment with the Company or any parent or subsidiary is terminated due to disability. Notwithstanding the immediately preceding sentence, if an optionee's employment terminates for any reason other than death or disability at any time after a "Change of Control" (as defined under "Change of Control" below), the term of all options of the optionee will be extended through the three month period immediately following such termination of employment. However, the Committee may waive the above expiration periods with respect to any NQSOs granted under the 1996 Stock Option Plan and provide different expiration dates in a NQSO option agreement.

    Exercise of Options. An Option granted under the 1996 Stock Option Plan may be exercised for less than the full number of shares of Common Stock subject to such Option, provided that no Option may be exercised for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if less than 100 shares. Upon exercise of an Option, an optionee must pay for the Common Stock subject to the exercise. Payment may be made in cash, in shares of Common Stock (including the retention by the Company of optioned shares of Common Stock with a fair market value equal to the exercise price), or by a combination of the foregoing.

    Transfers. The 1996 Stock Option Plan does not permit an optionee to sell, assign or otherwise transfer Options except by transfer to a "Beneficiary" at the death of the optionee, and any other purported transfer is null and void. Options are exercisable during the optionee's life only by the optionee (unless the optionee is incapacitated and unable to exercise options). Upon the death of the optionee, Options will be exercisable by the optionee's "Beneficiary."

Amendment and Termination

    The Board of Directors of the Company may amend or terminate the 1996 Stock Option Plan at any time, provided that (i) no amendment may be effected without the consent of the optionees if such amendment would adversely affect in any way the rights of such optionees under the 1996 Stock Option Plan, and (ii) no amendment may be effected without the prior approval of the stockholders of the Company if (A) the amendment would cause the applicable portions of the 1996 Stock Option Plan to fail to qualify as an "incentive stock option plan" pursuant to Section 422 of the Code, (B) the amendment would materially increase the benefits accruing to participants under the 1996 Stock Option Plan, (C) the amendment would materially increase the number of securities which may be issued under the 1996 Stock Option Plan, (D) the amendment would materially modify the requirements as to eligibility for participation in the 1996 Stock Option Plan, or (E) the amendment would modify the material terms of the 1996 Stock Option Plan within the meaning of regulations under Section 162(m) of the Code.

    The 1996 Stock Option Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding Option granted under the 1996 Stock Option Plan or (ii) the last date upon which Options may be granted under the 1996 Stock Option Plan, February 14, 2006, subject to its earlier termination by the Board at any time.

Change of Control

    For purposes of the 1996 Stock Option Plan, the term "Change of Control" is defined to mean any one of the following events:

    (i) the acquisition by a Person (including "affiliates" and "associates" of such Person, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the Person the actual or beneficial owner of greater than 50% of the Common Stock; or

    (ii) any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any "subsidiary" of the Company to a Person described in subsection (a) above.

Adjustments

    In the event of changes in the number or kind of outstanding shares of the Common Stock by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate and equitable adjustment will be made by the Committee to the number and kind of shares subject to Options granted under the 1996 Stock Option Plan, and to the number and kind of shares remaining available for the granting of Options.

    Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company that does not constitute a Change of Control, the Committee, in its discretion, may declare that (i) outstanding Options apply to the securities of the resulting corporation; (ii) outstanding Options are nonforfeitable and fully exercisable or vested; and/or (iii) outstanding Options are nonforfeitable and fully exercisable or vested and are to be terminated after giving at least 30 days notice to all optionees. If the Board of Directors adopts a plan of dissolution and liquidation that is approved by the stockholders of the Company, all of the rights of all optionees will become immediately nonforfeitable and exercisable through the date of dissolution.

Federal Income Tax Consequences

    The Company intends that part of the 1996 Stock Option Plan qualify as an incentive stock option plan and that any option granted in accordance with such portion of the 1996 Stock Option Plan qualify as an ISO, all within the meaning of Section 422 of the Code. The tax effects of any other stock option granted under the 1996 Stock Option Plan should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of Options.

    ISOs. An option holder has no tax consequences upon issuance or, generally, upon exercise of an ISO. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO.

    If an option holder disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.

    For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described in the immediately preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a NQSO or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option's exercise) is considered exchanged under
Section 1036 of the Code and the rulings thereunder; these new shares receive the same holding period and the same basis that the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder's holding period with respect to such shares commences upon exercise.

    An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISOs which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSOs.

    Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

    There will be no tax consequences to the Company upon the issuance or, generally, upon the exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company will have a deduction in the same amount.

    NQSOs. Neither the Company nor the option holder has income tax consequences from the issuance of NQSOs. Generally, in the tax year when an option holder exercises NQSOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

    If an option holder exercises a NQSO by paying the option price with previously acquired shares of Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

    The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares, and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

    Limitation on Company Deductions. No federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four highest compensated officers of the Company whose annual salary and bonus exceeds $100,000, and the term "compensation" generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of stock options. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee's gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter. Currently, the Company does not have any covered employee to which this limitation would apply.

    Compensation attributable to a stock option will generally satisfy the limitation exception for performance-based compensation if the grant or award is made by a "compensation committee" (a committee composed of "outside" directors), the "material terms" (including which employees are eligible to receive compensation, the maximum number of shares that may be granted to an optionee and the exercise price of the options) of the plan under which the option or right is granted are disclosed to stockholders and approved by a majority of the stockholder vote, the "compensation committee" certifies that performance goals were in fact satisfied before the compensation is paid, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Stock options granted under the 1996 Stock Option Plan may satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.

    ERISA. The 1996 Stock Option Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The 1996 Stock Option Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Code.

    The Board of Directors unanimously recommends that the stockholders vote "FOR" the proposal to amend the 1996 Employees Incentive Stock Option Plan.


                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2001 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Huntsville, Alabama, on or before November 8, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares,
(v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                         By Order of the Board of Directors.


                         /s/ Mark C. Smith
                         -----------------------------------
                         Mark C. Smith
                         Chairman of the Board and
                         Chief Executive Officer


Huntsville, Alabama
March 8, 2000

                     ____________________________________


     The Company's 1999 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

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                             FOLD HERE AND DETACH


REVOCABLE PROXY
                                 COMMON STOCK
                                 ADTRAN, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING
                                OF STOCKHOLDERS

  The undersigned hereby appoints Howard A. Thrailkill and John R. Cooper, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of ADTRAN, Inc. (the "Company") which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of the Company, to be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on Friday, April 21, 2000, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED
                                   PROPOSALS

1. Elect as directors the seven nominees listed below to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

     [_] FOR ALL NOMINEES listed below                [_] WITHHOLD AUTHORITY to vote
         (except as marked to the contrary below)         for all nominees listed below.

  INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
   Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, W. Frank Blount,
              William L. Marks, Roy J. Nichols, and James L. North

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

     [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

3. Approve an amendment to the Company's 1996 Employees Incentive Stock Option Plan which increases the aggregate number of shares of Common Stock authorized for issuance under the plan from 2,488,100 to 5,488,100.

     [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

         (Continued, and to be signed and dated, on the reverse side)
                        (Continued from the other side)

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                            FOLD HERE AND DETACH


PROXY - SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Charlene Little, Assistant Secretary of the Company, by executing and delivering to Ms. Little a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

                                       _______________________________________
                                       Signature

                                       _______________________________________
                                       Signature, if shares held jointly

                                       Date: ____________________________, 2000

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
          Do you plan to attend the Annual Meeting?   [_] YES    [_] NO


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